UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	333-177463	20-2939845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On August 6, 2018, AudioEye Inc. (the “Company”) closed the previously announced sale of a total of 26,000,000 shares of the Company’s common stock (the “Shares”) in a private placement to certain eligible investors for an aggregate purchase price of approximately $6,500,000, or $0.25 per Share, with the first tranche of 24,800,000 shares being issued on the date hereof for an aggregate purchase price of $6,200,000 funded immediately and the second tranche of 1,200,000 shares being issued on or about August 20, 2018 for an aggregate purchase price of $300,000 (the “Private Placement”). The share and per share numbers above do not reflect the Reverse Split (defined below).

In connection with the Private Placement, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors in the Private Placement pursuant to which the Company offered and sold the Shares to the investors. A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Purchase Agreement, the Company agreed to indemnify the investors for, among other things, liabilities arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents, subject to certain exceptions. The Purchase Agreement contains representations that the Company is taking the necessary steps to effectuate the Reverse Split (defined below) and to pursue a listing on the Nasdaq Capital Market. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The representations, warranties and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

At the closing of the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors pursuant to which the Company agreed to register the Shares for resale. Under the terms of the Registration Rights Agreement, the Company will be obligated to file a registration statement covering the resale or other disposition of the Registrable Securities by the Investors no later than 30 days after the initial closing and to use its reasonable best efforts to cause the registration statement to become effective no later than 90 days after the initial closing. In the event that the Company fails to file and obtain and maintain effectiveness of the registration statement, the Company is subject to certain penalties, including making certain registration delay payments to the investors. A copy of the form of Registration Rights Agreement is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Shares were offered and sold in the Private Placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2018, the Company filed with the Delaware Secretary of State a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock at a ratio of twenty-five to one (the “Reverse Split”) and (ii) set the number of authorized shares of the Company’s common stock that the Company has authority to issue following the Reverse Split at 50,000,000 shares of common stock. The Amendment became effective in accordance with the terms of the Amendment at 9:04 a.m. Eastern Time on August 1, 2018 (the “Effective Time”).

At the Effective Time, every twenty-five shares of the Company’s issued and outstanding common stock were legally converted into one share of common stock. No fractional shares were issued. Instead, all shares of common stock, including fractions thereof, held by a Company stockholder immediately before the Reverse Split were aggregated for purposes of determining whether the Reverse Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of common stock upon the Reverse Split was rounded up and converted to the nearest whole share of common stock.

The Company filed an Issuer Notification Form with the Financial Industry Regulatory Authority (“FINRA”) requesting confirmation of the Reverse Split and has submitted the necessary materials to FINRA. FINRA is processing the request and will determine the effective date for the Reverse Split, which the Company anticipates to be on or around August 8, 2018.

Corporate Stock Transfer, Inc., the Company’s transfer agent, is acting as the exchange agent with respect to the Reverse Split, and will correspond with the Company’s stockholders of record regarding the process for exchanging shares and payment for any fractional shares.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 7, 2018, the Company issued two press releases announcing the closing of the Private Placement and the execution of the Reverse Split. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as filed on August 1, 2018
4.1	Form of Registration Rights Agreement by and among the Company and the Purchasers, dated August 6, 2018
10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers, dated August 6, 2018
99.1*	Press Release dated August 7, 2018
99.2*	Press Release dated August 7, 2018

*  Indicates an exhibit that is furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIOEYE, INC.

By:	/s/ Todd Bankofier
Todd Bankofier Chief Executive Officer

Date: August 7, 2018